UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.02.                                        Unregistered Sales of Equity Securities.

On November 22, 2013, CombiMatrix Corporation (the “Company”) issued (i) an aggregate of 104,983 shares of common stock to an accredited investor upon such investor’s conversion of an aggregate of $300,000 of the stated value of the Company’s Series C 6% Convertible Preferred Stock (the “Series C Stock”), and (ii) an aggregate of 3,710 shares of common stock to such investor as dividends accrued from July 1, 2013 through the date of conversion on such converted Series C Stock due under the Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock of the Company (the “Certificate of Designation”).  In connection with the above-described conversion, the investor waived the conditions set forth in the Certificate of Designation relating to the dividend payments on the shares of Series C Stock being converted such that the dividend payments could be made by the Company in shares of common stock in accordance with the terms of the Certificate of Designation.  The maximum number of shares of common stock for which the Series C Stock is convertible was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2013.

On November 22, 2013 and November 25, 2013, the Company issued an aggregate of 260,000 shares of common stock to an accredited investor for an aggregate purchase price of $743,600 upon such investor’s successive exercises of warrants to purchase shares of the Company’s common stock at an exercise price of $2.86 per share.  The maximum number of shares of common stock for which such warrants are exercisable was previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on December 7, 2012, March 20, 2013 and July 1, 2013.

As a result of the issuances on November 22, 2013, the Company has issued more than 5% of its outstanding shares of common stock in unregistered transactions in the aggregate since the last report that it filed under Item 3.02 with the Securities and Exchange Commission. After all the above-described issuances (and taking into account registered stock issuances), the Company has 5,113,892 shares of common stock issued and outstanding.

The above-described issuances have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: November 27, 2013	By:	/S/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer